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                                                                 Exhibit 99.4.1

                          Trump Casino Holdings, LLC

                                      and

                          Trump Casino Funding, Inc.

                               Offer to Exchange

                11 5/8% First Priority Mortgage Notes due 2010 which have been registered under the Securities Act of 1933, as amended, for any and all Outstanding
                11 5/8% First Priority Mortgage Notes due 2010

To Our Clients:

   Enclosed for your consideration is a Prospectus of Trump Casino Holdings, LLC, a Delaware limited liability company, and Trump Casino Funding, Inc., a
Delaware corporation (together, the "Issuers"), dated April   , 2003 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") registered 11 5/8% First Priority Mortgage Notes due 2010 (the "Exchange Notes") for any and all outstanding 11 5/8% First Priority Mortgage Notes due 2010 (the "Original First Priority Notes") (CUSIP No. 89816RAA5 for Original First Priority Notes offered and sold in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and CUSIP No. U89688AA0 for Original First Priority Notes offered and sold pursuant to Regulation S under the Securities Act), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers and the Issuers' domestic subsidiaries (each a "Guarantor" and collectively, the "Guarantors") contained in the Registration Rights Agreement, dated as of March 25, 2003, between the Issuers, the Guarantors, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, UBS Warburg LLC and Jefferies & Company, Inc.

   This material is being forwarded to you as the beneficial owner of the Original First Priority Notes carried by us in your account but not registered in your name. A tender of such Original First Priority Notes may only be made by us as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original First Priority Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original First Priority Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 p.m., New York City time, on          , 2003 (30 calendar days
following the commencement of the Exchange Offer), unless extended by the Issuers. Any Original First Priority Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time on the expiration date for the Exchange Offer.

   Your attention is directed to the following:

      1.  The Exchange Offer is for any and all Original First Priority Notes.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

      3. Any transfer taxes incident to the transfer of Original First Priority Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

      4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 2003, unless extended by the Issuers.

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   If you wish to have us tender your Original First Priority Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original First Priority Notes.

                Instructions with Respect to the Exchange Offer

   The undersigned acknowledge(s) receipt of your letter enclosing the
Prospectus, dated April      , 2003, of Trump Casino Holdings, LLC, a Delaware
limited liability company, and Trump Casino Funding, Inc., a Delaware corporation and the related specimen Letter of Transmittal.

   This will instruct you to tender the number of Original First Priority Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 [_]Please tender my Original First Priority Notes held by you for my account. If I do not wish to tender all of the Original First Priority Notes held by you for any account, I have identified on a signed schedule attached hereto the number of Original First Priority Notes that I do not wish tendered.


Box 2 [_]Please do not tender any Original First Priority Notes held by you for my account.

Date ________________, 2003


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                                 Signature(s)


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                           Please print name(s) here


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                          Area Code and Telephone No.

   Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Original First Priority Notes.

                                      2